Exhibit 21

EXHIBIT 21: SUBSIDIARIES OF THE COMPANY

260 RIVER CORP., a Vermont Corporation
BALEEN ASSOCIATES Inc., a Florida Corporation
COURTLAND INVESTMENTS, INC., a Delaware Corporation
SOUTH BAYSHORE ASSOCIATES, a Florida Joint Venture
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